A. Settlement Statement (HUD-1)

OMB Approval No. 2502-0265

B. Type of Loan

1. ☐ FHA 2. ☐ RHS 3. ☐ Conv. Unins.
4. ☐ VA 5. ☐ Conv. Ins.

6. File Number: 01-287450-REG

7. Loan Number:

8. Mortgage Insurance Case Number:

C. Note: *This form is furnished to give you a statement of actual settlement costs. Amounts paid to and by the settlement agent are shown. Items marked "(p.o.c.)" were paid outside the closing; they are shown here for informational purposes and are not included in the totals.*

(01-287450-REG/ 102)

D. Name and Address of Buyer:
Phillips Agency LLC
298 Caldwell Circle
Augusta, GA 30909

E. Name and Address of Seller:
Landa App LLC - 303 Kellys Walk Locust Grove GA LLC
996 Greenwood Ave NE
Atlanta, GA 30306

F. Name and Address of Lender:

G. Property Location:
303 Kellys Walk
Locust Grove, GA 30248
Henry County, Georgia
Lot(s): 71Parcel(s): 146E01071000
Subdivision: Water's Edge

H. Settlement Agent: (770)497-1880
O'Kelley & Sorohan, Attorneys at Law, LLC
2170 Satellite Blvd, Suite 375 Duluth , GA 30097

Place of Settlement:
2170 Satellite Blvd
Suite 375
Duluth , GA 30097

I. Settlement Date: January 16, 2026

Disbursement Date: January 16, 2026

J. Summary of Buyer's Transaction			K. Summary of Seller's Transaction		
100. Gross Amount Due from Buyer			**400. Gross Amount Due to Seller**		
101. Contract sales price		212,000.00	401. Contract sales price		212,000.00
102. Personal property			402. Personal property		
103. Settlement charges to buyer (line 1400)		1,777.00	403.		
104. HOA Dues (110/semi annual)	01/16/26-07/01/	100.88	404. HOA Dues (110/semi annual)	01/16/26-07/01/	100.88
105.			405.		
Adjustments for items paid by seller in advance			**Adjustments for items paid by seller in advance**		
106. City/Town taxes			406. City/Town taxes		
107. County taxes			407. County taxes		
108. Assessments			408. Assessments		
109.			409.		
110.			410.		
111.			411.		
112.			412.		
120. Gross amount due from Buyer		213,877.88	**420. Gross amount due to Seller**		212,100.88
200. Amounts Paid by or in Behalf of Buyer			**500. Reductions in Amount Due to Seller**		
201. Deposit or earnest money		2,120.00	501. Excess deposit (see instructions)		
202. Principal amount of new loan(s)			502. Settlement charges to seller (line 1400)		11,616.46
203. Existing loan(s) taken subject to			503. Existing loan(s) taken subject to		
204.			504. Payoff of first mortgage loan	Shellpint Mortg	138,480.67
205.			505. Payoff of second mortgage loan		
206.			506.		
207.			507. Dep. disbursed as proceeds		
208. Rent	01/16/26-02/01/26	903.23	508. Rent	01/16/26-02/01/26	903.23
209. Rent Deposit		1,750.00	509. Rent Deposit		1,750.00
Adjustments for items unpaid by seller			**Adjustments for items unpaid by seller**		
210. City/Town taxes			510. City/Town taxes		
211. County taxes			511. County taxes		
212. Assessments			512. Assessments		
213.			513.		
214.			514.		
215.			515.		
216.			516.		
217.			517.		
218.			518.		
219.			519.		
220. Total paid by/for Buyer		4,773.23	**520. Total reduction amount due Seller**		152,750.36
300. Cash at Settlement from/to Buyer			**600. Cash at Settlement from/to Seller**		
301. Gross amount due from Buyer (Line 120)		213,877.88	601. Gross amount due to Seller (Line 420)		212,100.88
302. Less amount paid by/for Buyer (Line 220)		(4,773.23)	602. Less reductions due Seller (Line 520)		(152,750.36)
303. CASH FROM BUYER		209,104.65	**603. CASH TO SELLER**		59,350.52

The Public Reporting Burden for this collection of information is estimated at 35 minutes per response for collecting, reviewing, and reporting the data. This agency may not collect this information, and you are not required to complete this form, unless it displays a currently valid OMB control number. No confidentiality is assured; this disclosure is mandatory. This is designed to provide the parties to a RESPA covered transaction with information during the settlement process.

L. Settlement Charges

		Paid From Buyer's Funds at Settlement	Paid From Seller's Funds at Settlement
700. Total Real Estate Broker Fees **$10,600.00**			
Division of commission (line 700) as follows:			
701. $ 4,240.00 to Redfin			
702. $ 6,360.00 to Realty of America LLC			
703. Commission paid at settlement			
704.			10,600.00
800. Items Payable in Connection with Loan			
801. Our origination charge	(from GFE #1)		
802. Your credit or charge (points) for the specific interest rate chosen	(from GFE #2)		
803. Your adjusted origination charges	(from GFE #A)		
804. Appraisal fee	(from GFE #3)		
805. Credit report	(from GFE #3)		
806. Tax service	(from GFE #3)		
807. Flood certification	(from GFE #3)		
808.			
900. Items Required by Lender to be Paid in Advance			
901. Interest from 01/16/26 to 02/01/26 to @ $ /day (16 days @ %)	(from GFE#10)		
902. Mortgage insurance premium for month to	(from GFE #3)		
903. Homeowner's insurance for year to	(from GFE #11)		
904. for year to			
1000. Reserves Deposited with Lender			
1001. Initial deposit for your escrow account	(from GFE #9)		
1002. Homeowner's insurance Months @ $ per Month			
1003. Mortgage insurance Months @ $ per Month			
1004. Property taxes Months @ $ per Month			
1005. Months @ $ per Month			
1006. Months @ $ per Month			
1007. Months @ $ per Month			
1100. Title Charges			
1101. Title services and lender's title insurance to O'Kelley & Sorohan, .	(from GFE #4)	895.00	
1102. Settlement Fee to O'Kelley & Sorohan, Attorneys at Law, LLC $895.00			
1103. Owner's title insurance	(from GFE #5)		
1104. Lender's title insurance			
1105. Lender's title policy limit			
1106. Owner's title policy limit			
1107. Agent's portion of the total title insurance premium			
1108. Underwriter's portion of the total title insurance premium			
1109. Borrower Post Closing Fee to O'Kelley & Sorohan, Attorneys at L		95.00	
1110. Examination Fee to TitleWave/O'Kelley & Sorohan		295.00	
1111. e-Recording and Handling Fee to O'Kelley & Sorohan, Attorneys		30.00	
1112. Seller Technology Fee to O'Kelley & Sorohan/Intellicheck/CertifID			25.00
1113. Seller Payoff & Proceeds Handling and Delivery Fee to O'Kelley			95.00
1200. Government Recording and Transfer Charges			
1201. Government recording charges to Simplifile/Clerk of Superior Court	(from GFE #7)	25.00	
1202. Deed $ 25.00; Mortgage $; Releases $			
1203. Transfer taxes to Simplifile/Clerk of Superior Court	(from GFE #8)	212.00	
1204. City/County tax/stamps Deed $; Mortgage $			
1205. State tax/stamps Deed $ 212.00; Mortgage $			
1300. Additional Settlement Charges			
1301. Required services that you can shop for	(from GFE #6)		
1302. HOA Owners Current Balance to Waters Edge Community Assoc			626.46
1303. HOA 2026 Dues- 1st annual installment to Waters Edge Commur			110.00
1304. HOA Transfer Fee to Waters Edge Community Assocation Inc.		225.00	
1305. HOA Post Closing Setup Fee to Sentry Management, Inc.			160.00
1400. Total Settlement Charges (enter on lines 103, Section J and 502, Section K)		1,777.00	11,616.46

POC (B) = POC Borrower; POC (L) = POC Lender

ACKNOWLEDGMENT AND RECEIPT OF SETTLEMENT STATEMENT

Date: January 16, 2026
Purchaser: Phillips Agency LLC
Seller: Landa App LLC - 303 Kellys Walk Locust Grove GA LLC
Property Address: 303 Kellys Walk, Locust Grove, GA 30248
Settlement Agent: O'Kelley & Sorohan, Attorneys at Law, LLC

Purchaser and Seller acknowledge that each has received, reviewed, and approved the entries appearing on this Settlement Statement, and each acknowledge receipt of a copy of same. Seller acknowledges receipt of payment in full of the proceeds due from the settlement and warrants the correctness of all payoff amounts for outstanding liens and encumbrances attached to Seller and/or the property. If any party receiving a payoff as set forth in the Settlement Statement refuses to accept that amount tendered, the party obligated to make such payoff (Purchaser or Seller) agrees to immediately pay to Settlement Agent sufficient additional funds to make such payment acceptable to the refusing/receiving party.

Purchaser, Seller and all other parties to this transaction, including those receiving real estate brokerage commissions, acknowledge that all checks issued by settlement agent and its release or recording of all documents are contingent upon all checks, sight drafts and other instruments accepted as payment for amounts due under this transaction being honored for payment by the institution on which such instruments are drawn. Purchaser and Seller agree to indemnify and hold settlement agent harmless from any loss or damage suffered by them as a result of any negotiable instrument being dishonored or as a result of the authorized action of settlement agent.

Purchaser and Seller acknowledge that the Settlement Agent serves as transaction agent only and does not represent Seller or Purchaser in any matter related to this transaction. Purchaser and Seller acknowledge that they did not receive or rely upon any advice from said closing attorney regarding any matter related to or a part of this transaction. Purchaser acknowledges that the charges for title insurance shown on lines 1108, 1109 and 1110 include fees and compensation to Settlement Agent as the closing attorney and as an agent of the title insurance company underwriting this transaction.

Purchaser and Seller agree that the terms and conditions of the contract between them not performed before or at closing shall survive the closing and not be merged into or by the delivery of the warranty deed, except as otherwise agreed in said contract.

If any computation, charge or proration required by the contract of sale is erroneous or omitted, for any reason, Purchaser and Seller agree to re-prorate or adjust based on the correct figures as determined by the contract and to remit such sums to correct such error or omission. Purchaser and Seller agree that should any inadvertent errors or omissions later be discovered in any documents executed at settlement, they shall promptly execute corrective documents. Any excess recording costs are inadvertent and will be refunded upon written request. Purchaser and Seller acknowledge that settlement agent makes no representations as to the status of any outstanding or past due water, sewerage or other utility bills applicable to the property. The status of such items shall be determined by and are the responsibility of the Purchaser and Seller.

If the proration of ad valorem property taxes, assessments or any other fee is made based on estimated amounts prior to receipt of current amounts due, Purchaser and Seller agree to adjust said prorations based on the actual base amount due between themselves after closing and to immediately remit to the other the funds to make said proration correct. If the current year ad valorem property tax bill has not been issued prior to the date of closing, seller assigns the liability for the payment to the Purchaser and Purchaser accepts such assignment, and Purchaser agrees to pay in full by current year due date Seller agrees to immediately forward any subsequent bills or notices received to Purchaser and to immediately remit to Purchaser the amounts for any taxes, assessments, penalties, interest or any other fees due, resulting from any assessment, reassessment or rebill, attributed to the time prior to the closing date.

Purchaser hereby acknowledges that he/she/they are solely responsible to file a real property tax return and/or homestead exemption application with the county tax commissioner in which the property lies as required by law. Seller warrants that all required tax returns and applicable exemption applications have been filed for the current tax year. Seller further agrees to reimburse Purchaser for any penalties caused by Seller's failure to file a proper and timely tax return.

SUBSTITUTE FORM 1099 SELLER STATEMENT: The information contained herein is important tax information and is being furnished to the Internal Revenue Service. If you are required to file a return, a negligence penalty or other sanction will be imposed on you if this item is required to be reported and the IRS determines that it has not been reported. The Contract Sales Price described on Line 401 constitutes the Gross Proceeds of this transaction.

SELLER INSTRUCTIONS: If this real estate was your principal residence, file Form 2119, Sale or Exchange of Principal Residence, for any gain, with your income tax return; for other transactions, complete the applicable parts of Form 4797, Form 6252 and/or Schedule D (Form 1040). You are required by law to provide O'Kelley & Sorohan, Attorneys at Law, LLC (582577994) with your correct taxpayer identification number.

Purchaser/Borrower:

Phillips Agency LLC

BY: ______________________
Quinton Phillips
Sole Memeber

Seller:

Landa App LLC - 303 Kellys Walk Locust Grove GA LLC
By: Landa Holdings, Inc., a Delaware limited liability company
Its: Manager/Member

By: ______________________
Name: Sammiya Mujtaba
Its: Authorized Signor

I have carefully reviewed the HUD-1 Settlement Statement and to the best of my knowledge and belief, it is a true and accurate statement of all receipts and disbursements made on my account or by me in this transaction.

O'Kelley & Sorohan, Attorneys at Law, LLC

By: ______________________
Settlement Agent